                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-60434 of Lowe's Companies, Inc. on Form S-3 of our report dated February 20, 2001, appearing and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. for the year ended February 2, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/  Deloitte & Touche LLP


Charlotte, North Carolina
September 28, 2001